Exhibit 10.25

AMENDMENT TO STOCK OPTION AGREEMENT

This AMENDMENT TO STOCK OPTION AGREEMENT (the “Amendment”) is entered into as of the 7th day of October, 2004, by and between INDEX DEVELOPMENT PARTNERS, INC., a Delaware corporation (the “Company”), and Luciano Siracusano (the “Employee”).

WHEREAS, the Company and Employee have entered into a Stock Option Agreement dated April 3, 2002 (“Stock Option Agreement”) pursuant to which the Employee accepted a salary reduction in exchange for the grant of options (“Options”) reflected in the Stock Option Agreement; and

WHEREAS, it was the intent of the Company and the Employee that the Options once vested would remain exercisable until the expiration of the Exercise Period, but the Stock Option Agreement provides otherwise in the event of death, disability or termination of employment; and

WHEREAS, it is the desire of the Company and the Employee to correct this inconsistency;;

IT IS AGREED:

1. Amendment to Sections 5.1, 5.2 and 5.3 of the Stock Option Agreement. The text of Sections 5.1, 5.2 and 5.3 of the 2002 Agreement is hereby amended to read as follows:

“[Intentionally omitted.]”

2. Full Force and Effect. Except as expressly amended by this Amendment, each of the other terms and provisions of the Stock Option Agreements shall continue in full force and effect.

INDEX DEVELOPMENT PARTNERS, INC.

By:
	Jonathan L. Steinberg, Chief Executive Officer	Luciano Siracusano